                                                                  EXHIBIT 25(e)

                          Securities Act of 1933 File No.__________
                          (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)___________
                               __________________

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of principal executive offices)

                                      10081
                                   (Zip Code)
                                 _______________

                               TEXTRON CAPITAL II
               (Exact name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   05-6110106
                      (I.R.S. Employer Identification No.)

                              40 WESTMINSTER STREET
                            PROVIDENCE, RHODE ISLAND
                    (Address of principal executive offices)

                                      02903
                                   (Zip Code)
                          ____________________________

                              PREFERRED SECURITIES
                       (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency, Washington, D.C.

                          Board of Governors of The Federal Reserve System, Washington, D. C.

         (b)     Whether it is authorized to exercise  corporate trust powers.

                          Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

                 (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.
         *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan
                Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
         *3. -- Copies of authorizations of The Chase Manhattan Bank
                (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1
                (Item 12), Registration No. 2-67437).
         *4. -- A copy of the existing by-laws of the trustee.  (See Exhibit T-1
                (Item 12(a)), Registration No. 33-60809.)
         *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. -- The consents of United States institutional trustees required by
                Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
___________________

*The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                               ___________________
                                       1.


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                                      NOTE

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 16th day of January, 1996


                                       THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION)


                                       By:  /s/ RONALD J. HALLERAN
                                            -----------------------------------
                                            RONALD J. HALLERAN,
                                            SECOND VICE PRESIDENT


                                _________________
                                        2


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                                   EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.


CHARTER NUMBER 2370                                           COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES
                                   ASSETS                                                           THOUSANDS
                                                                                                    OF DOLLARS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin                                                 $ 5,081,000
  Interest-bearing balances                                                                            5,957,000
Held to maturity securities                                                                            1,678,000
Available-for-sale securities                                                                          5,303,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold                                                                                   1,806,000
  Securities purchased under agreements to resell                                                         23,000
Loans and lease financing receivable:
  Loans and leases, net of unearned income                                       $55,682,000

  LESS: Allowance for loan and lease losses                                        1,112,000

  LESS:  Allocated transfer risk reserve                                                   0
                                                                                 -----------


  Loans and leases, net of unearned income, allowance, and reserve                                    54,570,000
Assets held in trading accounts                                                                       12,551,000
Premises and fixed assets (including capitalized leases)                                               1,755,000
Other real estate owned                                                                                  400,000
Investments in unconsolidated subsidiaries and associated companies                                       30,000
Customers' liability to this bank on acceptances outstanding                                           1,091,000
Intangible assets                                                                                      1,344,000
Other assets                                                                                           6,322,000
                                                                                                     -----------
TOTAL ASSETS                                                                                         $97,911,000
                                                                                                     ===========


                                 LIABILITIES
Deposits:
  In domestic offices                                                                                $31,007,000
    Noninterest-bearing                                                          $12,166,000
     Interest-bearing
                                                                                  18,841,000
                                                                                 -----------

  In foreign offices, Edge and Agreement subsidiaries, and IBFs                                       36,015,000
     Noninterest-bearing
                                                                                 $ 3,258,000
     Interest-bearing
                                                                                  32,757,000
                                                                                 -----------


Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
    Federal funds purchased                                                                            1,673,000
    Securities sold under agreements to repurchase                                                       233,000
Demand notes issued to the U.S. Treasury                                                                  25,000
Trading liabilities                                                                                    9,105,000
Other borrowed money:
  With original maturity of one year or less                                                           2,783,000
  With original maturity of more than one year                                                           395,000
Mortgage indebtedness and obligations under capitalized leases                                            40,000
Bank's liability on acceptances executed and outstanding                                               1,100,000
  Subordinated notes and debentures                                                                    1,960,000

  Other liabilities                                                                                    5,747,000
                                                                                                     -----------
  TOTAL LIABILITIES                                                                                   90,083,000
                                                                                                     -----------
  Limited-life preferred stock and related surplus                                                             0
  Perpetual preferred stock and related surplus                                                                0
  Common stock                                                                                           921,000
  Surplus                                                                                              5,244,000
  Undivided profits and capital reserves                                                               1,695,000
  Net unrealized holding gains (losses) on available-for-sale securities                                 (43,000)
  Cumulative foreign currency translation adjustments                                                     11,000
                                                                                                     -----------

  TOTAL EQUITY CAPITAL                                                                                 7,828,000
                                                                                                     -----------

  TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL                                $97,911,000
                                                                                                     ===========



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I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                             /s/ Lester J. Stephens

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

/s/ Thomas G. Labrecque
/s/ Arthur F. Ryan             Directors
/s/ Richard J. Boyle